UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 987-6764

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, LiveRamp Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) disclosing that Warren C. Jenson, the Company’s President, Chief Financial Officer and Executive Managing Director of International, would be resigning from those positions and terminating his employment with the Company effective as of April 14, 2023 (the “Termination Date”) to pursue other opportunities. In addition, the Company announced that Lauren Dillard, the Company’s Senior Vice President of Finance and Investor Relations, will serve as the interim Chief Financial Officer of the Company effective as of the Termination Date. Compensation arrangements for Ms. Dillard were not determined as of the filing of the Initial Report.

Effective upon her assumption of the additional role of interim Chief Financial Officer, Ms. Dillard will receive (i) a $750,000 grant of time-based restricted stock units that will vest quarterly in equal parts over two years and (ii) a $250,000 cash award opportunity to be paid to Ms. Dillard upon completion of the transition of her interim Chief Financial Officer responsibilities to the individual ultimately hired to serve as the Company’s Chief Financial Officer on a permanent basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
Chief Ethics and Legal Officer & Executive Vice President

Date: April 14, 2023